UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On June 24, 2011, Bakken Resources, Inc. (the “Company”) closed on the purchase of an additional $30,000 in convertible notes pursuant to a series of Convertible Bridge Loan Agreements (collectively, the “Loan Agreements”) with certain investors whereby the Company agreed to sell 6% Convertible Promissory Note (the “Notes”) and  Warrant (the “Warrants”).  The Notes are part of a series of note offerings for an aggregate amount of up to $300,000.  Previously, on  May 25, 2011 and June 20, 2011 as disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Company announced the closing of an aggregate of $270,000 of Notes and Warrants.  The note offerings are now fully subscribed.

Descriptions of certain material terms of the Loan Agreement, Notes and Warrants are as described in the Company’s Current Report on Form 8-K filed on May 25, 2011 and are incorporated herein by reference.  A form of the Loan Agreements, the Notes and the Warrants were attached to the May 25, 2011 filing.

The Company issued the Note and Warrant pursuant to the exemption from registration afforded by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.  The description of the transaction in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Note, and the Warrant (collectively, the “Transaction Documents”).  The Transaction Documents have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: June 28, 2011